UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-812 (Commission File Number)	06-0570975 (I.R.S. Employer Identification No.)

One Financial Plaza
Hartford, Connecticut 06103
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(860) 728-7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On April 29, 2013, United Technologies Corporation (“UTC”) held its 2013 Annual Meeting of Shareowners. As previously disclosed in UTC’s 2013 Proxy Statement dated March 15, 2013, director Richard D. McCormick did not stand for reelection and retired from UTC’s Board of Directors (the “Board”) effective as of April 29, 2013, consistent with the provisions of UTC’s Corporate Governance Guidelines which require that outside directors retire from the Board as of the annual meeting following the attainment of age 72. The non-management directors of the Board have designated Edward A. Kangas to serve as Lead Director, succeeding Mr. McCormick, who previously served as Lead Director.

Peter F. Longo, UTC’s Vice President, Controller (principal accounting officer), has been named Vice President, Finance & Chief Financial Officer for UTC Propulsion & Aerospace Systems, the organization formed by UTC in 2011 to bring together its Pratt & Whitney and UTC Aerospace Systems businesses under one leadership team. Mr. Longo will leave his position as Controller effective May 1, 2013. In his new position, Mr. Longo succeeds Akhil Johri, who has left UTC to accept a position at another company. Prior to assuming his new position, Mr. Longo had served as UTC’s Vice President, Controller since January 2011.

(c)
UTC has designated John E. Stantial, Assistant Controller, Financial Reporting, as acting UTC Controller, to serve during the interim period of May 1, 2013 until the election of a new Controller. Mr. Stantial is 50 years old and has served at UTC as Assistant Controller, Financial Reporting from 2007 to the present, and as Director, Financial Reporting from 2005 through 2007. Mr. Stantial previously served as interim UTC Controller from September 23, 2010 through December 31, 2010. He will report directly to Gregory J. Hayes, Senior Vice President and Chief Financial Officer. Mr. Hayes will also serve as UTC’s principal accounting officer during this interim period. Mr. Hayes is 52 years old and has served at UTC as Senior Vice President and Chief Financial Officer from 2008 to the present and as Vice President, Accounting and Finance, from 2006 to 2008.

Item 5.07. Submission of Matters to a Vote of Security Holders.
As noted above, UTC held its Annual Meeting of Shareowners on April 29, 2013. As of March 1, 2013, the record date for the meeting, 918,263,229 shares of UTC Common Stock were issued and outstanding. A quorum of 802,706,230 shares of Common Stock was present or represented at the meeting.
The following individuals were elected to serve as directors for a term expiring at the 2014 Annual Meeting of Shareowners or upon the election and qualification of their successors:
Louis R. Chênevert, John V. Faraci, Jean-Pierre Garnier, Jamie S. Gorelick, Edward A. Kangas, Ellen J. Kullman, Marshall O. Larsen, Harold McGraw III, Richard B. Myers, H. Patrick Swygert, André Villeneuve, and Christine Todd Whitman.
The Shareowners voted on the following matters and cast their votes as described below.

1)	Election of Directors. The voting results for each of the nominees were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Louis R. Chênevert	696,054,415	20,408,073	5,971,021	80,272,721
John V. Faraci	703,988,730	16,398,766	2,046,013	80,272,721
Jean-Pierre Garnier	699,725,620	20,466,242	2,241,647	80,272,721
Jamie S. Gorelick	702,967,157	17,239,039	2,227,313	80,272,721
Edward A. Kangas	713,256,529	7,123,270	2,053,710	80,272,721
Ellen J. Kullman	716,636,969	3,808,579	1,987,961	80,272,721
Marshall O. Larsen	712,703,182	7,712,866	2,017,461	80,272,721
Harold McGraw III	699,172,945	21,027,603	2,232,961	80,272,721
Richard B. Myers	710,634,330	9,842,596	1,956,583	80,272,721
H. Patrick Swygert	706,939,239	13,282,315	2,211,955	80,272,721
André Villeneuve	705,761,302	14,458,018	2,214,189	80,272,721
Christine Todd Whitman	713,443,214	6,939,447	2,050,848	80,272,721

2)
A proposal of the Audit Committee and the Board of Directors to re-appoint the firm of PricewaterhouseCoopers LLP to serve as Independent Auditor until the next Annual Meeting of Shareowners in 2014. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions
789,042,006	9,840,671	3,823,553

3)
A proposal that shareowners approve on an advisory (non-binding) basis, the compensation of UTC’s Named Executive Officers as disclosed in UTC’s Proxy Statement dated March 15, 2013. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
644,664,942	70,017,265	7,751,302	80,272,721

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: April 30, 2013	By:	/s/ PETER J. GRABER-LIPPERMAN
Peter J. Graber-Lipperman
Vice President, Secretary and
Associate General Counsel